EXHIBIT 10.64

CONFIDENTIAL

SUBSCRIPTION AGREEMENT

Dated as of August 20, 2012

Name and Address of Subscriber __________________________ __________________________ __________________________	Total Amount of Investment $

Communication Intelligence Corporation

c/o SG Phoenix LLC, as Administrative Agent

110 East 59th Street, Suite 1901

New York, NY 10022

Re:           Unsecured Convertible Promissory Notes and Series D-2 Preferred Stock

Ladies and Gentlemen:

Reference is hereby made to (i) the confidential term sheet (the “Term Sheet”), dated as of August 20, 2012, of Communication Intelligence Corp., a Delaware corporation (the “Company”), attached hereto as Exhibit A; (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2011; (iii) the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2012 and June 30, 2012; and (iv) the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2012.

Pursuant to the Term Sheet, the Company proposes to issue to accredited investors up to $5.0 million of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”), at a purchase price of $1.00 per share (the “Offering”).  Up to approximately $2.85 million of the Series D Preferred Stock will be issued pursuant to  subscription agreements in the form of this agreement (each a “Subscription Agreement,” and, collectively, the “Subscription Agreements”)  whereby, as described in greater detail below, new investors, including the undersigned (each an “Investor,” and collectively, the “Investors”) (i) at an initial note closing (the “Note Closing”) will be issued a convertible promissory note convertible into shares of Series D-2 Preferred Stock (the “Series D-2 Preferred Stock”), which shares are convertible into shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a conversion price equal to $0.05 per share (subject to adjustment), and (ii) at a subsequent closing (the “Final Closing”) will be issued additional shares of Series D-2

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Preferred Stock.  In addition to the issuances of convertible notes and Series D Preferred Stock described in the preceding sentence, approximately $1.05 million of indebtedness currently outstanding will be automatically converted at the Final Closing into approximately 1.05 million shares of Series D-2 Preferred Stock.  Under the terms of an Agreement to Amend and Convert Convertible Promissory Notes (“Agreement to Amend and Convert”), approximately $1.1 million of indebtedness currently outstanding will be converted at the Final Closing into approximately 1.1 million shares of Series D-1 Preferred Stock (the “Series D-1 Preferred Stock”), which shares are convertible into shares of Common Stock at a conversion price equal to $0.0225 per share (subject to adjustment).  The Note Closing is expected to be consummated on or about August 31, 2012 and is subject to customary closing conditions as described below.  The Final Closing is expected to be consummated no later than October 31, 2012, and is subject to stockholder approvals and customary closing conditions described below.

On or prior to the Final Closing, the Company shall have obtained all necessary stockholder approvals in order to file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”), which Charter Amendment will (i) increase the authorized number of shares of Common Stock from 1,050,000,000 to 1,500,000,000, (ii) increase the authorized number of shares of Preferred Stock from 24,500,000 to 36,000,000, (iii) designate 3,000,000 of the authorized number of shares of Preferred Stock as Series D-1 Convertible Preferred Stock, and (iv) designate 8,000,000 of the authorized number of shares of Preferred Stock as Series D-2 Preferred Stock.  Stockholder approval of the Charter Amendment will require the approval of (i) the holders representing a majority of Common Stock voting separately as a class, (ii) the holders representing a majority of Common Stock, Series A-1 Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”), Series B Participating Convertible Preferred Stock (“Series B Preferred Stock”), and Series C Participating Convertible Preferred Stock (“Series C Preferred Stock”) voting together as a class (on an as-converted basis), (iii) the holders representing a majority of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class, (iv) the holders representing a majority of the Series B Preferred Stock voting separately as a class, and (v) the holders representing a majority of the Series C Preferred Stock voting separately as a class.

In addition to the foregoing, on or prior to the Final Closing, the Company shall have obtained all necessary stockholder approvals for amending and restating the Certificate of Designation for each existing series of Preferred Stock (the Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock) in connection with the Offering in order to, among other things, establish that the Series D-1 Preferred Stock and Series D-2 Preferred Stock are superior in liquidation and dividend preferences to the Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock.   Approval of the Third Amended and Restated Certificate of Designation of the Series A-1 Cumulative Convertible Preferred Stock (“Third Amended and Restated Certificate of Designation (Series A-1)”) will require the approval of (i) the holders representing a majority of Series A-1 Preferred Stock voting separately as a class, (ii) the holders representing a majority of Series B Preferred Stock voting separately as a class, (iii) the holders representing a majority of Series C Preferred Stock voting separately as a class, and (iv) the holders representing a majority of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class (on an as-converted basis).   Approval of the Second Amended and Restated Certificate of Designation of the Series B Participating Convertible Preferred Stock (“Second Amended and Restated Certificate of Designation (Series B)”) will require the approval of (i) the holders representing a majority of Series B Preferred Stock voting separately as a class with, (ii) the holders representing a majority of Series C Preferred Stock voting separately as a class, and (iii) the holders representing a majority of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class (on an as-converted basis).  Approval of the Amended and Restated Certificate of Designation of the Series C Participating Convertible Preferred Stock (“Amended and Restated Certificate of Designation (Series C)”) will require the approval of (i) the holders representing a majority of Series B Preferred Stock voting separately as a class, (ii) the

EXHIBIT 10.64

holders representing a majority of Series C Preferred Stock voting separately as a class and (iii) the holders representing a majority of Series A-1 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting together as a class (on an as-converted basis).

The consent of the holders of a majority of the outstanding shares of Series B Preferred Stock and holders of a majority of the outstanding shares of Series C Preferred Stock will also be required to be obtained with respect to the issuance of the Notes, the designation of rights, preferences, and privileges of the Series D-1 Preferred Stock and Series D-2 Preferred Stock, and the issuance of shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock in the Offering.  A copy of the Certificate of Designation of Series D Convertible Preferred Stock (“Certificate of Designation (Series D)”), which provides for the rights, preferences, and privileges of the Series D-1 Preferred Stock and Series D-2 Preferred Stock.

1. Subscription.  The undersigned hereby executes and delivers this Subscription Agreement and subscribes for and agrees to purchase a combination of unsecured convertible promissory notes and shares of Series D-2 Preferred Stock at a price of $1.00 for each $1.00 in principal (and or accrued interest) or per share, as the case may be, for an aggregate amount $___________  (the “Total Amount of Investment”).  Fifty Percent (50%) of the Total Amount of Investment should be remitted to SG Phoenix LLC, as administrative agent (“SG Phoenix” or the “Administrative Agent”), upon execution and delivery of this Subscription Agreement, and will be used to purchase unsecured convertible promissory notes, in the form attached hereto as Exhibit B (the “Convertible Promissory Notes”), which will automatically convert into shares of Series D-2 Preferred Stock upon the Final Closing.  The remaining 50% of the Total Amount of Investment (the “Remaining Investment”) should be remitted to SG Phoenix promptly following written notice of the proposed Final Closing and will be used to purchase Series D-2 Preferred Stock upon the Final Closing.  The Total Amount of Investment is payable either by check made out to “CIC Series D Escrow”, or by wire transfer using the following instructions:

Citibank N.A. (New York, NY)
Attn.:
ABA#
Account Name:
Account #

In the event the Final Closing does not occur by December 31, 2012, SG Phoenix will return the Remaining Investment to the undersigned.

   2. Subscription Instruments.  The undersigned is delivering to the Company a copy of this Subscription Agreement duly completed and executed by the undersigned.

     3. Conditions to Note Closing.

(a) Conditions of Investors’ Obligations at Note Closing.  The obligations of each Investor under this Subscription Agreement are subject to the fulfillment, on or prior to the date of the Note Closing, of each of the following conditions, any of which may be waived in whole or in part by the Administrative Agent in its sole and absolute discretion:

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(i)           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it with respect to the Note Closing on or prior to the date of the Note Closing.

(ii)           No Material Adverse Change.  No material adverse change with respect to the Company’s business, properties, prospects or condition (financial or otherwise) shall have occurred between December 31, 2011 and the date of the Note Closing.

(iii)           Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Subscription Agreement with respect to the lawful sale and issuance of the Notes on or prior to the date of the Note Closing.

(iv)           Governmental Approvals.  Except for the notices required or permitted to be filed after the date of Note Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes at the Note Closing.

(iv)           Secretary’s Certificate.  On or prior to the date of the Note Closing, the Company shall have delivered to the Administrative Agent, on behalf of the Investors, a certificate executed by the Secretary of the Company dated as of the date of the Note Closing certifying with respect to (A) a copy of the Company’s Certificate of Incorporation and its Bylaws in effect on such date and that the Company is not in violation of or default under any provision of its Certificate of Incorporation or Bylaws as of and on the date of the Note Closing and (B) Board resolutions of the Company authorizing the lawful sale and issuance of the Notes.

(v)           Delivery of Notes.  The Company shall have executed and delivered to each Investor a Note, in the form attached hereto as Exhibit B, the principal amount of which shall be 50% of such Investor’s Total Amount of Investment.

(b) Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Notes at the Note Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, on or prior to the date of Note Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(i)           Representations and Warranties.  The representations and warranties made by each Investor in Section 5 shall be true and correct when made, and shall be true and correct on the date of Note Closing with the same force and effect as if they had been made on and as of the same date.

(ii)           Tender of Funds by Investors.  Each Investor shall have delivered to the Administrative Agent 50% of such Investor’s Total Amount of Investment.

(iii)           Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Subscription Agreement with respect to the lawful sale and issuance of the Notes on or prior to the date of the Note Closing.

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4. Conditions to Final Closing.

(a) Conditions of the Investors’ Obligations.  The obligations of each Investor under this Subscription Agreement are subject to the fulfillment, on or prior to the date of the Final Closing of each of the following conditions, any of which may be waived in whole or in part by the Administrative Agent in its sole and absolute discretion.

(i) Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it on or prior to the date of Final Closing.

(ii) No Material Adverse Change.  No material adverse change with respect to the Company’s business, properties, prospects or condition (financial or otherwise) shall have occurred between December 31, 2011 and the date of the Final Closing.

(iii) Consents and Waivers.  The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under this Subscription Agreement, the Agreement to Amend and Convert, the Certificate of Designation (Series D), the Amended and Restated Certificate of Designation (Series C), the Second Amended and Restated Certificate of Designation (Series B), and the Third Amended and Restated Certificate of Designation (Series A-1), with respect to the lawful sale and issuance of the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock on or prior to the Final Closing.

(iv) Governmental Approvals.  Except for the notices required or permitted to be filed after Final Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock on or prior to the Final Closing.

(v) Charter Amendment.  Prior to the Final Closing, (A) the Company shall have caused the Charter Amendment to be filed with the Secretary of State of Delaware, and (B) the Administrative Agent, on behalf of the Investors, shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to them that such filing has occurred.

(vi) Certificates of Designation. Prior to the Final Closing, (A)(1) the Certificate of Designation (Series D), (2) the Amended and Restated Certificate of Designation (Series C), (3) the Second Amended and Restated Certificate of Designation (Series B) and (4) the Third Amended and Restated Certificate of Designation (Series A-1) shall have been filed with the Secretary of State of the State of Delaware, and (B) the Administrative Agent, on behalf of the Investors, shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to them that such filings has occurred.

(vii) Stockholder Approvals.  The Company shall have obtained all necessary stockholder approvals to have filed the Charter Amendment, the Certificate of Designation (Series D), the Amended and Restated Certificate of Designation (Series C) and the Second

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Amended and Restated Certificate of Designation (Series B), and the Third Amended and Restated Certificate of Designation (Series A-1) described above.

(viii) Agreement to Amend and Convert.  Holders representing approximately $1.1 million of indebtedness currently outstanding shall have executed and delivered to the Administrative Agent the Agreement to Amend and Convert on or prior to the date of the Final Closing.

(ix) Secretary’s Certificate.  At the Final Closing, the Company shall have delivered to the Administrative Agent, on behalf of the Investors, a certificate executed by the Secretary of the Company dated as of the date of the Final Closing certifying with respect to (A) a copy of the Company’s Certificate of Incorporation and its Bylaws in effect on such date and that the Company is not in violation of or default under any provision of its Certificate of Incorporation or Bylaws as of and on the date of the Final Closing and (B) Board resolutions of the Company authorizing the transactions contemplated by this Subscription Agreement other than the Note Closing which shall have been previously authorized.

(x) Fees and Expenses; Issuance of Warrant.  The Company shall have paid to the Administrative Agent and its designees, if any, the administrative fee, the fees and expenses of counsel to the Administrative Agent and its affiliates, and issued to the Administrative Agent and its designees, if any, the warrant to purchase shares of Common Stock in each case provided for in the Term Sheet attached hereto as Exhibit A.

(b) Conditions of the Company’s Obligations.  The Company’s obligation to issue the shares of Series D-1 Preferred Stock and Series D-2 Preferred Stock at the Final Closing is subject to the fulfillment, to the Company’s reasonable satisfaction, on or prior to the date of Final Closing, of the following conditions, any of which may be waived in whole or in part by the Company.

(i) Representations and Warranties.  The representations and warranties made by each Investor in Section 5 shall be true and correct when made, and shall be true and correct on the date of Final Closing with the same force and effect as if they had been made on and as of the same date.

(ii) Tender of Funds by Investors.  Each Investor shall have delivered to the Administrative Agent the Remaining Investment.

(iii) Agreement to Amend and Convert.  Holders representing approximately $1.1 million of indebtedness currently outstanding shall have executed and delivered to the Administrative Agent the Agreement to Amend and Convert on or prior to the date of the Final Closing.

(iv) Charter Amendment.  Prior to the Final Closing, the Company shall have caused the Charter Amendment to be filed with the Secretary of State of Delaware.

(v) Certificates of Designation. Prior to the Final Closing, (1) the Certificate of Designation (Series D), (2) the Amended and Restated Certificate of Designation (Series C), (3) the Second Amended and Restated Certificate of Designation (Series B) and (4) the Third

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Amended and Restated Certificate of Designation (Series A-1) shall have been filed with the Secretary of State of the State of Delaware.

(vi) Stockholder Approvals.  The Company shall have obtained all necessary stockholder approvals to have filed the Charter Amendment, the Certificate of Designation (Series D), the Amended and Restated Certificate of Designation (Series C) and the Second Amended and Restated Certificate of Designation (Series B), and the Third Amended and Restated Certificate of Designation (Series A-1) described above.

5. Representations and Warranties.  In connection with the undersigned’s subscription, the undersigned hereby represents and warrants as follows:

(a)           (i)           The undersigned acknowledges that the undersigned has carefully reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2012 and June 30, 2012, and the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2012.

(ii)           The undersigned has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.  The undersigned has obtained sufficient information to evaluate the merits and risks of the investment and to make such a decision.

(iii)           The undersigned is an “Accredited Investor” (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”)).

(b)           The undersigned has had access to all documents, records and books of the Company which the undersigned (or the undersigned’s advisor) considers necessary or appropriate to make an informed decision pertaining to this investment.  Additionally, the undersigned has been provided the opportunity to ask questions and receive answers concerning the terms and provisions of the Notes and the Series D-2 Preferred Stock and to obtain any additional information which the Company possesses, or can acquire without unreasonable effort or expense that is relevant to the undersigned’s investment decision.  To the extent the undersigned has not sought information regarding any particular matter, the undersigned represents that he, she or it had and has no interest in doing so and that such matters are not material to the undersigned in connection with this investment.

(c)           The undersigned (i) has adequate means of providing for the undersigned’s current needs and possible personal contingencies and those of the undersigned’s family, if applicable, in the same manner as the undersigned would have been able to provide prior to making the investment contemplated herein, (ii) has no need for liquidity in this investment, (iii) is aware of and able to bear the risks of the investment for an indefinite period of time and (iv) presently, based on existing conditions, is able to afford a complete loss of such investment.

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(d)           The undersigned recognizes that an investment in the Convertible Promissory Notes and Series D-2 Preferred Stock (collectively, the “Securities”) involves significant risks and the undersigned may lose his, her or its entire investment in the Securities.

(e)           The undersigned understands that the Securities are “restricted securities” as that term is defined pursuant to Rule 144 of the Securities Act, and have not been registered under the Securities Act or under certain state securities laws in reliance upon exemptions therefrom for nonpublic offerings.  The undersigned understands that the Securities must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and under certain state securities laws or an exemption or exemptions from such registration are available.  The undersigned understands that the Company is under no obligation to register the Securities under the Securities Act or any other applicable securities law and that the undersigned has no right to require such registration.

(f)           The Securities are being purchased solely for the undersigned’s account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, and no other person has a direct or indirect beneficial interest in such Securities.  The undersigned represents that the undersigned has no agreement, understanding, commitment or other arrangement with any person and no present intention to sell, transfer or assign any Securities.

(g)           The undersigned agrees not to sell or otherwise transfer the Securities or the underlying shares of common stock unless they are registered under the Securities Act and under any applicable state securities laws, or an exemption or exemptions from such registration are available.

(h)           The undersigned has all requisite legal capacity and power to enter into this Subscription Agreement which constitutes a valid and binding agreement of the undersigned enforceable against the undersigned in accordance with its terms; and the person signing this Subscription Agreement on behalf of the undersigned is empowered and duly authorized to do so.  The undersigned, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Securities and to enter into this Subscription Agreement and such entity has not been formed for the specific purpose of acquiring the Securities in the Company unless all of its equity owners qualify as accredited individual investors.

(i)           All information which the undersigned has provided to the Administrative Agent and the Company concerning the undersigned, the undersigned’s financial position and knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, concerning such knowledge of the person making the investment decision on behalf of such entity, including all information contained in this Subscription Agreement, is true, correct and complete as of the date set forth on the signature page hereof, and if there should be any adverse change in such information prior to the subscription being accepted, the undersigned will immediately provide the Company with such information.

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(j)           The offering and sale of the Securities to the undersigned were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

(k)           The undersigned shall pay all sales, transfer, income, use, and similar taxes arising out of or in connection with the Securities in accordance with all applicable laws.

6. Confidentiality.  The undersigned hereby acknowledges and agrees that the Term Sheet and the information contained in this Subscription Agreement may contain material information about the Company that has not been disclosed to the public generally.  The undersigned understands that it and its representatives could be subject to fines, penalties and other liabilities under applicable securities laws if the undersigned or any of its representatives trades in the Company’s securities while in possession of any material, non-public information concerning the Company.  The undersigned agrees to keep such information confidential and not to trade, and not to allow any of its representatives to trade, in the Company’s securities until such time as the undersigned or such representatives are no longer prohibited from so trading under all applicable securities laws (whether because the Company publicly disclosed all material information about the Company contained in the Term Sheet and this Subscription Agreement or otherwise).

7. Indemnification.  The undersigned agrees to indemnify and hold harmless the Company and its stockholders, officers, directors, employees, advisors, attorneys and agents (including the Administrative Agent) (the “Indemnitees”) from and against all liability, damage, losses, costs and expenses (including reasonable attorneys’ fees and court costs) which they may incur by reason of any breach of the representations and warranties and agreements made by the undersigned herein or in any document provided by the undersigned to the Company.

8. Market Standoff Provision.  The undersigned hereby agrees that, if so requested in writing by the Company or any managing underwriter (the “Managing Underwriter”) in connection with any registration of the offering by the Company of any securities of the Company under the Securities Act, the undersigned shall not sell or otherwise transfer any securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act.  The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9. Legend.  The undersigned understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Securities (or the securities underlying the Securities), together with any other legend that may be required by federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE

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TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION DOES NOT VIOLATE THE PROVISIONS THEREOF.

10. Additional Action.  The undersigned shall, upon the request of the Administrative Agent or the Company, from time to time, execute and deliver promptly to the Administrative Agent or the Company all instruments and documents of further assurances or otherwise, and will do any and all such acts and things, as may be reasonably required to carry out the obligations of the undersigned hereunder and to consummate the transactions contemplated hereby.

11. Miscellaneous.

(a)           The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned’s interest herein, and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.  The covenants, representations and warranties contained in this Subscription Agreement shall be binding on the undersigned’s heirs, legal representatives, successors and assigns and shall inure to the benefit of the Company and the Indemnitees and their respective successors and assigns.

(b)           The undersigned agrees that subject to any applicable state law, the undersigned may not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the acceptance hereof by the Company as well as the death or disability of the undersigned and shall be binding upon the undersigned’s heirs, executors, administrators, successors and assigns.

(c)           This Subscription Agreement, together with the Exhibits attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

(d)           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, without regard to its conflicts of law rules.  Each of the parties hereto hereby irrevocably consents to the (non-exclusive) jurisdiction of the courts of the State of New York and of any Federal court located therein in connection with any suit, action or other proceeding arising out of or relating to this Subscription Agreement and waives any objection to venue in the State of New York.

(e)           Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions as may be necessary to comply with any and all laws and ordinances to which the Company is subject.

(f)           For the convenience of the parties, any number of counterparts hereof may be executed and each such executed counterpart shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

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(g)           This Subscription Agreement may be executed by the undersigned manually or by electronic signature and transmitted by facsimile, e-mail or electronically to the Administrative Agent, and if so executed and transmitted this Subscription Agreement will be for all purposes as effective as if the parties had delivered an executed original Subscription Agreement.

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SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has duly executed this Subscription Agreement as of the date first above written.

Total Amount of Investment $ __________ Amount of Convertible Promissory Note Investment $ __________ Remaining Investment $ __________
For Individuals:

___________________________________________
Print Name Above

___________________________________________
Sign Name Above

___________________________________________
Social Security Number

For Entities:

___________________________________________
Print Name of Entity Above

By:     ______________________________________
Name:
Title:

___________________________________________
Employer Identification Number
  or Tax ID Number

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SUBSCRIPTION ACCEPTANCE

IN WITNESS WHEREOF, the undersigned hereby accepts the subscription on behalf of the Company in accordance with the terms of the foregoing Subscription Agreement as of the date first above written.

SG PHOENIX LLC, as Administrative Agent

By:   ____________________________________________
Name:
Title:           Member